UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 23, 2016

Lincoln Educational Services Corporation
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Executive Drive, Suite 340	07052
West Orange, New Jersey 07052 (Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       On August 23, 2016, Lincoln Educational Services Corporation (the “Company”) entered into a new employment agreement with Scott M. Shaw, the Company’s President and Chief Executive Officer, pursuant to which Mr. Shaw will continue to serve in such positions (the “Shaw Employment Agreement”). Mr. Shaw also serves as and will remain a member of the Board of Directors of the Company.  The Shaw Employment Agreement, the full text of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, replaces Mr. Shaw’s prior employment agreement with the Company, which would have expired by its terms on December 31, 2016.

The term of the Shaw Employment Agreement commenced on August 23, 2016 and will expire on December 31, 2017, unless sooner terminated in accordance with its terms.  During the term of the Shaw Employment Agreement, Mr. Shaw will continue to receive an annual base salary of $500,000, an annual performance bonus based upon achievement of performance targets or other criteria as determined by the Company’s Board of Directors or its Compensation Committee and a Company-owned vehicle, as well as insurance, maintenance, fuel and other costs associated with such vehicle.

Under the terms of the Shaw Employment Agreement, the Company may terminate Mr. Shaw’s employment at any time with or without Cause and Mr. Shaw may resign from his employment at any time, with or without Good Reason (in each case as such terms are defined in the Shaw Employment Agreement).  In the event that Mr. Shaw’s employment should be terminated by the Company for Cause or by Mr. Shaw’s resignation without Good Reason, in addition to his right to receive payment of all accrued and unpaid compensation and benefits due to him through the date of termination of employment, subject to Mr. Shaw’s execution of a release in favor of the Company and its subsidiaries and affiliates, Mr. Shaw would be entitled to receive a lump sum payment on the 60th day following termination of employment equal to (a) two times the sum of (i) his annual base salary and (ii) the average annual bonus paid to him in the immediately preceding two years, (b) all outstanding reasonable travel and other business expenses incurred through the date of termination and (c) the estimated employer portion of premiums that would be necessary to continue Mr. Shaw’s coverage under the Company’s healthcare plan until the first anniversary of the date of termination (subject to proration should Mr. Shaw become insured under a subsequent healthcare plan). In addition, Mr. Shaw would be entitled to receive a prorated portion of his annual bonus for the year of termination, which prorated annual bonus would be paid in a lump sum.

The Shaw Employment Agreement further provides that, upon a Change in Control of the Company (as defined in the Shaw Employment Agreement), (a) the term of the Shaw Employment Agreement will be automatically extended for an additional two-year term commencing on the date of the Change in Control and ending on the second anniversary of the date of the Change in Control and (b) all outstanding restricted stock and stock options held by Mr. Shaw will vest in full and all stock options will become immediately exercisable on the date of the Change in Control.  The Shaw Employment Agreement also provides that if any amounts due to Mr. Shaw pursuant to the Shaw Employment Agreement or any other plan or arrangement constitute a “parachute payment” for purposes of Section 280G of the Internal Revenue Code and the amount of the parachute payment (after taking into account all taxes, including excise taxes) is less than the amount Mr. Shaw would receive if he was paid three times his “base amount” (as defined under Section 280G of the Internal Code), less one dollar (after taking into account all taxes, including excise taxes), then the aggregate of the amounts constituting the parachute payment will be reduced (or returned by Mr. Shaw if already paid to him) to an amount that will equal three times Mr. Shaw’s base amount less one dollar.

The Shaw Employment Agreement contains a two-year post-employment noncompetition agreement and standard nonsolicitation and confidentiality provisions.

The foregoing description of the Shaw Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Shaw Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Also on August 23, 2016, the Company entered into a new employment agreement with Brian K. Meyers, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, pursuant to which Mr. Meyers will continue to serve in such positions (the “Meyers Employment Agreement”).  The Meyers Employment Agreement, the full text of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference, replaces Mr. Meyers’ prior employment agreement which would have expired by its terms on December 31, 2016.

The term of the Meyers Employment Agreement commenced on August 23, 2016 and will expire on December 31, 2017, unless sooner terminated in accordance with its terms.  The Meyers Employment Agreement entitles Mr. Meyers to an annual base salary of $340,000 effective as of May 16, 2016, an annual performance bonus based upon achievement of performance targets or other criteria as determined by the Company’s Board of Directors or its Compensation Committee and a Company-owned vehicle, as well as insurance, maintenance, fuel and other costs associated with such vehicle.

Under the terms of the Meyers Employment Agreement, the Company may terminate Mr. Meyers’ employment at any time with or without Cause and Mr. Meyers may resign from his employment at any time, with or without Good Reason (in each case as such terms are defined in the Meyers Employment Agreement).  In the event that Mr. Meyers’ employment should be terminated by the Company for Cause or by Mr. Meyers resignation  without Good Reason, in addition to his right to receive payment of all accrued and unpaid compensation and benefits due to him through the date of termination of employment, subject to Mr. Meyers’ execution of a release in favor of the Company and its subsidiaries and affiliates, Mr. Meyers would be entitled to receive a lump sum payment on the 60th day following termination of employment equal to (a) one and three-quarters times the sum of (i) his annual base salary and (ii) the average annual bonus paid to him for the immediately preceding two years, (b) all outstanding reasonable travel and other business expenses incurred through the date of termination and (c) the estimated employer portion of premiums that would be necessary to continue Mr. Meyers’ coverage under the Company’s healthcare plan until the first anniversary of the date of termination (subject to proration should Mr. Meyers become insured under a subsequent healthcare plan). In addition, Mr. Meyers would be entitled to receive a prorated portion of his annual bonus for the year of termination, which prorated annual bonus would be paid in a lump sum.

The Meyers Employment Agreement further provides that, upon a Change in Control of the Company (as defined in the Meyers Employment Agreement), (a) the term of the Meyers Employment Agreement will be automatically extended for an additional two-year term commencing on the date of the Change in Control and ending on the second anniversary of the date of the Change in Control and (b) all outstanding restricted stock and stock options held by Mr. Meyers will vest in full and all stock options will become immediately exercisable on the date of the Change in Control.  The Meyers Employment Agreement also provides that if any amounts due to Mr. Meyers pursuant to the Meyers Employment Agreement or any other plan or arrangement constitute a “parachute payment” for purposes of Section 280G of the Internal Revenue Code and the amount of the parachute payment (after taking into account all taxes, including excise taxes) is less than the amount Mr. Meyers would receive if he was paid three times his “base amount” (as defined under Section 280G of the Internal Code), less one dollar (after taking into account all taxes, including excise taxes), then the aggregate of the amounts constituting the parachute payment will be reduced (or returned by Mr. Meyers if already paid to him) to an amount that will equal three times Mr. Meyers’ base amount less one dollar.

The Meyers Employment Agreement contains a two-year post-employment noncompetition agreement and standard nonsolicitation and confidentiality provisions.

The foregoing description of the Meyers Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Meyers Employment Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement dated August 23, 2016 between the Company and Scott M. Shaw.

10.2	Employment Agreement dated August 23, 2016 between the Company and Brian K. Meyers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date:	August 25, 2016

		By:	/s/ Brian K. Meyers
			Name:	Brian K. Meyers
			Title:	Executive Vice President, Chief Financial Office and Treasurer